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                                                                       EXHIBIT 5


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement"), dated as of March 17, 1999, is between BACE Investments, LLC, a Colorado limited liability company ("BACE") and Theresa M. Slancik ("Slancik") (BACE and Slancik are collectively "the Parties").

                                    RECITALS

         Whereas, BACE owns capital stock consisting of 500 shares of Class A Common Stock of Optimal Communications, Inc. ("Optimal") having the rights and power set forth in Optimal's Certificate of Incorporation (as amended from time to time);

         Whereas, Slancik has been gifted 10 shares of Optimal's Class A Common Stock from BACE;

         Whereas, BACE and Slancik have agreed to make certain provisions to restrict the transfer of Slancik's stock and to provide for confidentiality and buyback rights;

         Now, therefore, in consideration of the covenants and agreements made herein, Slancik and BACE agree as follows:

                                    ARTICLE I

                       CONFIDENTIALITY AND NON-DISCLOSURE

         1.1 Slancik acknowledges that information, observations and data obtained by Slancik concerning the business or affairs of BACE and Optimal (the "Confidential Information") are the property of BACE and Optimal. Slancik will not disclose to any person or use for its own account any Confidential Information without the written consent of BACE. Nothing herein shall prevent the disclosure of Confidential Information (i) which becomes generally known to and available for use by the public other than as a result of a disclosure by Slancik, (ii) with respect to which Slancik's duty of confidentiality is waived by BACE, (iii) if required by applicable law, regulation or order of any governmental agency or court of competent jurisdiction, (iv) which was known to the public when received by Slancik, or (v) which is lawfully obtained by Slancik from other sources. Slancik agrees that upon the written request of BACE, it will deliver to BACE all memoranda, notes, plans, records, reports and other documents containing Confidential Information, and all copies thereof, that Slancik may then possess or have under its control. The obligations set forth in this Confidentiality and Non-Disclosure paragraph shall continue for a period of three years.


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Stock Purchase Agreement
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                                   ARTICLE II

                                BUYBACK PROVISION

         2.1 Buyback Provision. BACE has the right to purchase the 10 shares of Optimal Stock from Slancik for $1 per share within five years from the date of this Agreement if Slancik is not employed by BACE or an affiliate of BACE. This purchase right shall expire at the earlier to occur of a) the sale of substantially all of the stock or assets of Optimal, b) at the end of said five year period, or c) at the death or disability of Slancik. For purposes of this 2.1, disability means that Slancik has become disabled to an extent which substantially impairs Slancik's ability to perform employment obligations, as determined in good faith by BACE.

                                   ARTICLE III

                                    TRANSFERS

         3.1 Transfers. Slancik shall not sell, transfer or otherwise dispose of, hypothecate or otherwise encumber (voluntarily or involuntarily) (any such sale, transfer, disposition, hypothecation or encumbrance being referred to as a "transfer") any common stock of Optimal ("Common Stock") without the written approval of BACE.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Equitable Relief. Slancik and BACE recognize that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that Slancik and BACE may have specific performance, injunction, injunctive or other equitable relief (in addition to damages) as a remedy for the enforcement hereof, without providing damages.

         4.2 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of Slancik and BACE. No such assignment shall relieve the assignor from any liability hereunder. No assignment hereof shall be effective until Slancik making an assignment hereof delivers to BACE an executed counterpart of this Agreement by the transferee or an agreement in writing executed by the transferee to be bound by the terms hereof to the same extent as if such transferee was Slancik hereto.

         4.3 Shares Subject to this Agreement. All shares of Common Stock now owned or hereafter acquired by Slancik shall be subject to the terms of this Agreement.

         4.4 Legend. Certificates evidencing shares of Common Stock owned by the Parties shall bear a legend in substantially the following form:

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Stock Purchase Agreement
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         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
         AS AMENDED, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCK PURCHASE AGREEMENT BETWEEN BACE INVESTMENTS, LLC AND THERESA M. SLANCIK, DATED
         AS OF MARCH 17, 1999, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.

         4.5 Notices. Any and all notices, designations, consents, offers, acceptances or any other communications provided for herein shall be given in writing by personal delivery, overnight courier or facsimile, which shall be addressed, or sent, to the respective addresses set forth on the signature pages hereto or such other address as designated by the Parties by like notice from time to time.

         4.6 Counterparts. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the Parties hereto.

         4.7 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

         4.8 Governing Law. This Agreement shall be governed by the laws of the State of Colorado, without giving effect to the conflicts of laws principles thereof.

         4.9 Entire Agreement. This Agreement contains the entities understanding of the Parties hereto respecting the subject matter hereof, and supersedes all prior agreements, discussions and understandings.

         4.10 Cumulative Rights. The rights of Slancik and BACE under this Agreement are cumulative and in addition to all similar and other rights of the Parties under other agreements, including the Investment Agreement.

         4.11 Severability. Should any particular provision of this Agreement be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted and the reminder of the Agreement, nevertheless, shall remain unaffected and fully enforceable; further, to the extent any provision herewith is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, the Parties hereto agree the same shall, nevertheless, be enforceable to the fullest extent possible.

         4.12 No Waiver. No delay on the part of any party hereunder in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude other or further exercise thereof, or the exercise of any other right, power of privilege.

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Stock Purchase Agreement
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         4.13 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         4.14 Attorneys' Fees. In the event of any action or suit based upon or arising out of any actual or alleged breach by any party of any representation, warranty or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses of such action or suit from the other party, in addition to any other relief ordered by the court.

SLANCIK:


Theresa M. Slancik


 /s/ Theresa M. Slancik
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BACE INVESTMENTS, LLC


By: /s/ Richard M. Tyler
   ------------------------------------


      Richard M. Tyler
---------------------------------------
        (Print Name)


Title: Member


Address of Record: 1522 Blake Street, Denver, Colorado 80202